Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Overview

On December 23, 2024, T1 Energy Inc., a Delaware corporation (f/k/a FREYR Battery, Inc.) (“T1 Energy” or the “Company”), completed the transactions contemplated under a transaction agreement (the “Transaction Agreement”) entered into with Trina Solar (Schweiz) AG, an entity organized under the laws of Switzerland (the “Seller”), on November 6, 2024 for the acquisition of all legal and beneficial ownership in the shares of capital stock of Trina Solar (U.S.) Holding Inc., a Delaware corporation and related subsidiaries (“Trina Solar US Holding” or “TUH”), which owns, directly or indirectly, all legal and beneficial ownership in the shares of capital stock of, or other ownership, membership or equity interest in (a) Trina Solar US Manufacturing Holding Inc., a Delaware corporation (“TUMH”), (b) Trina Solar US Manufacturing Module Associated Entity 1, LLC, a Texas limited liability company (“TUMA”), (c) Trina Solar US Manufacturing Module 1, LLC, a Texas limited liability company (“TUM 1”), and (d) Trina Solar US Manufacturing Cell 1, LLC, an Oklahoma limited liability company (“TUM 2”, and together with Trina Solar US Holding, TUMH, TUMA and TUM 1, the “Acquired Companies”) (and such acquisition, the “Trina Business Combination”).

On December 23, 2024 (the “Closing Date”), in consideration for the Trina Business Combination, T1 Energy (i) paid to the Seller $100.0 million cash consideration and (ii) issued to the Seller: (a) a $50.0 million repayment of an intercompany loan (together with accrued and unpaid interest); (b) 15,437,847 shares of common stock, par value $0.01 per share, of T1 Energy (the “Common Stock”) (and such issuance, the “Share Consideration”); (c) a $150.0 million 1% per annum senior unsecured note due in five years (the “Note Instrument”); and (d) an $80.0 million 7% unsecured convertible note due in five years (the “Convertible Note Instrument”), which, subject to approval from the Committee on Foreign Investment in the United States (“CFIUS”), is convertible in up to two conversions into 30.4 million shares of Common Stock, in aggregate (the “Conversion Shares”). The Second Conversion is also subject to the Requisite Stockholder Approval. In connection with the Trina Business Combination, T1 Energy provided the Seller with the Anti-dilution Right (as defined below).

With respect to the development, operation and services of the solar module manufacturing facility located in Wilmer, Texas with an output capacity of 5 GW, owned by TUM 1, and currently under construction (the “Solar Module Manufacturing Facility”), on the Closing Date, the Company and (A) certain parties affiliated to the Seller, entered into that certain (i) Module Operational Support Agreement, (ii) IP License Agreement and (B) TUM 1 entered into that certain IP Sublicense Agreement; and TUM 1 and certain affiliated parties to Seller entered into that certain (i) Sales Agency and Aftermarket Services Agreement , (ii) Amended and Restated Sales Agreement (Solar Cells), (iii) Amended and Restated Sales Agreement (Polysilicon), (iv) Amended and Restated Supply Contract, (v) Amendment No. 1 to Intellectual Property License Agreement, and (vi) Amended and Restated Trademark License Agreement.

With respect to the existing project finance of TUM 1 in connection with the construction of the Solar Module Manufacturing Facility, on the Closing Date, TUM 1 entered into that certain Consent, Waiver and Amendment No. 1 to that certain $235.0 million senior secured credit facility by and among TUM 1, as borrower, the lenders from time to time party thereto, HSBC Bank USA, N.A., as administrative and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A., as joint lead arrangers, Standard Chartered Bank, as green loan coordinator, dated July 16, 2024 (the “Credit Agreement Amendment” and such credit facility, the “Senior Secured Credit Facility”), and the Company entered into that certain (i) Equity Contribution Agreement, (ii) Loan Commitment Agreement, and (iii) Direct Agreement – Operational Support Agreement.

On the Closing Date, the Company and Seller entered into that certain (i) Cooperation Agreement and (ii) a Registration Rights Agreement.

In connection with the Company’s efforts to finance in part the construction, commissioning and ramp-up related to the solar cell manufacturing facility to be developed by TUM 2, including general corporate purposes related to the assets to be acquired by the Company pursuant to the Trina Business Combination, T1 Energy and certain funds and accounts managed by Encompass Capital Advisors LLC entered into a Preferred Stock Purchase Agreement, dated November 6, 2024 (the “Preferred Stock Purchase Agreement”), pursuant to which such funds purchased non-voting preferred stock of T1 Energy (the “Preferred Stock”) in exchange for $100.0 million (such transaction, the “Preferred Stock Issuance”), to be funded across two tranches of $50.0 million each, upon closing of the Trina Business Combination and thereafter upon T1 Energy’s sole discretion upon proceeding to a final investment decision on TUM 2. The second tranche has not yet been funded as of the date of this Current Report on Form 8-K.

Following the Closing Date, and in the event that any of the Preferred Stock issued under the Preferred Stock Purchase Agreement is converted into T1 Energy Common Stock, the Seller shall have the right to acquire from T1 Energy such number of shares of Common Stock so that the Seller’s proportionate ownership of Common Stock following the conversion of the Preferred Stock will be the same as before the conversion at a price equal to $2.50 per share of Common Stock or such other price as is used in the conversion of the Preferred Stock (the “Anti-dilution Right”).

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 (the “pro forma statement of operations”) has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, using assumptions set forth in the notes to the unaudited pro forma statement of operations. The unaudited pro forma condensed combined statement of operations has been prepared from the respective historical consolidated statements of operations of T1 Energy and TUH, adjusted to give effect to (i) the Trina Business Combination and related transactions, including the Credit Agreement Amendment, (ii) the Preferred Stock Issuance, and (iii) the issuance of the Anti-dilution Right (collectively, the Trina Business Combination and related transactions, the Preferred Stock Issuance, and the issuance of the Anti-dilution Right are referred to as the “Pro Forma Transactions”) as if each of the Pro Forma Transactions had occurred on January 1, 2024. The Pro Forma Transactions have already been reflected in the consolidated balance sheet of T1 Energy as of December 31, 2024 in T1 Energy’s Annual Report on Form 10-K filed on March 31, 2025. T1 Energy is the accounting acquirer, and the Trina Business Combination has been accounted for in accordance with the business combination guidance in Accounting Standards Codification (“ASC”) 805, Business Combinations. The pro forma information presented reflects events directly attributable to the Trina Business Combination and certain assumptions the Company believes are reasonable. The pro forma statement of operations contain certain reclassification adjustments to conform TUH’s historical financial statement presentation with T1 Energy’s historical financial statement presentation.

The following pro forma statement of operations, and the related notes thereto, is based on, and should be read in conjunction with:

●	the historical audited consolidated financial statements of T1 Energy for the year ended December 31, 2024, and the related notes thereto, included in T1 Energy’s Annual Report on Form 10-K filed on March 31, 2025;

●	the historical audited consolidated financial statements of Trina Solar US Holding for the years ended December 31, 2023 and 2022, and the related notes thereto, included as Exhibit 99.1 within T1 Energy’s Current Report on Form 8-K/A filed on March 10, 2025;

●	the unaudited condensed consolidated financial statements of Trina Solar US Holding as of and for the nine months ended September 30, 2024 and 2023, and the related notes thereto, included as Exhibit 99.2 within T1 Energy’s Current Report on Form 8-K/A filed on March 10, 2025; and

●	the “Management’s discussion and analysis of financial condition and results of operations” and the “Risk factors” included in T1 Energy’s Annual Report on Form 10-K filed on March 31, 2025

The pro forma statement of operations was derived by making certain transaction accounting adjustments to the historical statements of operations noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Pro Forma Transactions may differ from the adjustments made to the pro forma statement of operations. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the period presented as if the Pro Forma Transactions had been consummated earlier, and that all adjustments necessary to fairly present the pro forma statement of operations have been made.

As of the date of this Current Report on Form 8-K, T1 Energy has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. A final determination of the fair value of the assets and liabilities of the Acquired Companies based on the actual assets and liabilities of the Acquired Companies that existed as of the Closing Date will be finalized during the measurement period not to exceed twelve months from the Closing Date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma statement of operations presented below. T1 Energy estimated the fair value of the assets and liabilities of the Acquired Companies based on discussions with management of the Seller, preliminary valuation studies, due diligence, and information presented in the financial statements of Trina Solar US Holding. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma statement of operations. The final purchase price allocation may be materially different than that reflected in the preliminary pro forma purchase price allocation presented herein.

The pro forma statement of operations and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the operating results that T1 Energy would have achieved if the Transaction Agreement had been entered into and the Pro Forma Transactions had taken place on the assumed date. The pro forma statement of operations does not reflect future events that may occur after the consummation of the Trina Business Combination and related transactions, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that T1 Energy may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma statement of operations and should not be relied on as an indication of the future results of T1 Energy.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(In thousands, except per share amounts)

			Transaction Accounting Adjustments
	T1 Energy (Historical)	TUH As Adjusted (See Note 3)	Trina Business Combination (Pro Forma)		Other Adjustments (Pro Forma)		Pro Forma Combined
Net sales	$2,942	$48	$—		$—		$2,990
Cost of sales	1,714	—	—		—		1,714
Gross profit	1,228	48	—		—		1,276
Operating expenses:
General and administrative expenses	75,491	32,670	—	(a)	—		152,445
			44,284	(b)
Total operating expenses	75,491	32,670	44,284		—		152,445
Loss from continuing operations	(74,263)	(32,622)	(44,284)		—		(151,169)
Other income (expense):
Warrant liability fair value adjustment	(1,291)	—	—		—		(1,291)
Loss from derivative liabilities	(14,905)	—	—		—		(14,905)
Interest income (expense), net	3,393	(15,053)	(7,773	)(c)	—		(28,965)
			(7,762	)(d)
			(9,286	)(e)
			7,722	(f)
			(815	)(g)
			609	(h)
Foreign currency transaction gain	563	—	—		—		563
Other income (expense), net	6,103	(1)	—		—		6,102
Total other income (expense)	(6,137)	(15,054)	(17,305)		—		(38,496)
Loss from continuing operations before income taxes	(80,400)	(47,676)	(61,589)		—		(189,665)
Income tax benefit	15,760	10,012	14,005	(i)	—		39,777
Net loss from continuing operations	(64,640)	(37,664)	(47,584)		—		(149,888)
Preferred dividends and accretion	(87)	—	—		(3,483	)(j)	(3,570)
Net loss from continuing operations attributable to common stockholders	$(64,727)	$(37,664)	$(47,584)		$(3,483)		$(153,458)

Weighted average shares of common stock outstanding - basic and diluted	140,538		15,058	(k)			155,596
			—	(l)
Net loss per share from continuing operations - basic and diluted	$(0.46)						$(0.99)

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of operations.

Notes to unaudited pro forma condensed combined statement of operations

NOTE 1 – Basis of pro forma presentation

The pro forma statement of operations has been derived from the historical statements of operations of T1 Energy and Trina Solar US Holding. The pro forma statement of operations for the year ended December 31, 2024 gives effect to the Pro Forma Transactions as if each had occurred on January 1, 2024.

The pro forma statement of operations reflects pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in this pro forma statement of operations. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma statement of operations does not purport to represent what the combined entity’s results of operations would have been if the Pro Forma Transactions had actually occurred on the date indicated above, nor are they indicative of T1 Energy’s future results of operations. T1 Energy’s historical statement of operations for the year ended December 31, 2024 includes $18.5 million of one-time, nonrecurring transaction costs related to the Trina Business Combination.

This pro forma statement of operations should be read in conjunction with the historical financial statements, and related notes thereto, of T1 Energy and Trina Solar US Holding for the period presented.

NOTE 2 – Pro forma acquisition accounting

The Trina Business Combination was accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805 with T1 Energy considered to be the accounting acquirer. The allocation of the preliminary estimated purchase price for Trina Solar US Holding is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the Closing Date using currently available information. Because the pro forma statement of operations has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on T1 Energy’s results of operations may differ significantly from the pro forma amounts included in this Current Report on Form 8-K. T1 Energy expects to finalize its allocation of the purchase price as soon as practicable but no later than twelve months after the Closing Date. The cash paid pursuant to the Transaction Agreement was funded through cash on hand.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:

●	changes in the estimated fair value of TUH’s assets acquired and liabilities assumed as of the Closing Date;

●	the tax basis of TUH’s assets and liabilities as of the Closing Date; and

●	certain of the factors described in “Risk factors” included in T1 Energy’s Annual Report on Form 10-K filed on March 31, 2025.

Notes to unaudited pro forma condensed combined statement of operations

The following table represents the preliminary purchase price allocation for Trina Solar US Holding (in thousands):

Purchase price allocation:
Cash consideration	$150,609
Fair value of equity consideration (Share Consideration)	39,521
Trina Solar AG note (Note Instrument)	117,655
Convertible note (Convertible Note Instrument)	80,561
Fair value of anti-dilution right (Anti-dilution Right)	18,454
Total consideration transferred	$406,800

Identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	$40,973
Prepaid assets	2,377
Advances to suppliers	165,035
Inventory	265,337
Property and equipment	274,241
Intangible assets	283,000
Right-of-use asset under operating leases	111,179
Accounts payable	(71,726)
Accrued liabilities and other	(73,070)
Deferred revenue	(48,155)
Current portion of long-term debt	(42,867)
Current portion of long-term debt - related party	(44,000)
Payables to related parties	(36,888)
Long-term deferred revenue	(32,000)
Operating lease liability	(101,864)
Long-term debt	(187,956)
Long-term debt - related party	(128,400)
Deferred tax liability	(42,943)
Total identifiable net assets	$332,273
Goodwill	$74,527

Notes to unaudited pro forma condensed combined statement of operations

NOTE 3 – Adjustments to TUH’s historical statement of operations

Pro forma statement of operations reclassification adjustments for the year ended December 31, 2024

TUH’s historical statement of operations includes activities for the period from January 1, 2024 through December 22, 2024, the day prior to the Closing Date of the Trina Business Combination. Certain reclassification adjustments were made to TUH’s historical statement of operations in order to conform with T1 Energy’s financial statement presentation. A reconciliation of amounts derived and presented for TUH within the pro forma statement of operations for the year ended December 31, 2024 is as follows (in thousands):

	TUH (Historical)[1]	TUH (Historical)[2]	Reclassification Adjustments	TUH As Adjusted
Net sales	$17	$31	$—	$48
Cost of sales	—	—	—	—
Gross profit	17	31	—	48
Operating expenses:
General and administrative	21,126	11,037	507	32,670
Sales and marketing	228	279	(507)	—
Total operating expenses	21,354	11,316	—	32,670
Loss from continuing operations	(21,337)	(11,285)	—	(32,622)
Other income (expense):
Interest expense, net	(7,504)	(7,549)	—	(15,053)
Other income (expense), net	(2)	1	—	(1)
Total other income (expense)	(7,506)	(7,548)	—	(15,054)
Loss from continuing operations before income taxes	(28,843)	(18,833)	—	(47,676)
Income tax benefit	6,057	3,955	—	10,012
Net loss from continuing operations	$(22,786)	$(14,878)	$—	$(37,664)

(1)	Reflects the historical operations of Trina Solar US Holding for the nine months ended September 30, 2024.
(2)	Reflects the historical operations of Trina Solar US Holding for the period from October 1, 2024 through December 22, 2024.

NOTE 4 – Adjustments to the pro forma statement of operations

The pro forma statement of operations has been prepared to illustrate the effects of the Pro Forma Transactions and has been prepared for informational purposes only.

The preceding pro forma statement of operations has been prepared in accordance with Article 11 of Regulation S-X which requires the presentation of adjustments to account for the pro forma transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustments.

Pro forma statement of operations adjustments for the year ended December 31, 2024

The adjustments included in the pro forma statement of operations for the year ended December 31, 2024 are as follows:

(a)	The Transaction Agreement requires T1 Energy to use its reasonable efforts to dispose, divest, transfer or otherwise sell the assets and operations that constitute its European business (the “Divestiture”). In case the consideration received is less than $45.0 million, T1 Energy shall pay to the Seller an amount equal to 19.9% of the shortfall between such consideration and $50.0 million. If such Divestiture is not completed within six months from the Closing Date (the “Divestiture Date”), unless waived by the Seller, T1 Energy shall pay to the Seller a fee of $2.0 million for each calendar month from the Divestiture Date until completion of the Divestiture. While the Divestiture has not been completed as of the date of this Current Report on Form 8-K, T1 Energy does not believe it is probable it will incur these costs and, as such, no pro forma adjustment has been recorded. However, if T1 Energy ultimately incurs these costs, the resulting impact will increase general and administrative expense, net loss from continuing operations attributable to stockholders, and net loss per share from continuing operations - basic and diluted.

(b)	T1 Energy acquired certain customer contract intangible assets with five-year estimated useful lives. The pro forma statement of operations for the year ended December 31, 2024 only reflects amortization of the certain customer contract that commenced on the Closing Date. The initial term for a second customer contract does not commence until the first day of the calendar month following the commencement date of TUM 1, which has not commenced operations and whose assets are classified as construction in progress as of December 31, 2024.

(c)	Reflects pro forma interest expense related to the issuance of the Note Instrument as part of the consideration transferred for the Trina Business Combination. The Note Instrument matures in five years, bears interest at 1% per annum, and was issued at a discount of $32.3 million to its $150.0 million principal amount.

(d)	Reflects pro forma interest expense related to the issuance of the Convertible Note Instrument as part of the consideration transferred for the Trina Business Combination. The Convertible Note Instrument matures in five years, bears interest at an initial rate of 7% per annum with a 3% per annum increase six months after the Closing Date and on the first day of each subsequent 60-day period until the Second Conversion Date or repayment date, and was issued at a premium of $0.6 million to its $80.0 million principal amount as part of acquisition accounting. The First Conversion Date is contingent upon obtaining CFIUS approval and the Second Conversion Date requires Requisite Stockholder Approval. The required approvals for the First Conversion Date and the Second Conversion Date have not been obtained as of the date of this Current Report on Form 8-K.

(e)	Reflects pro forma interest expense related to the Production Reserve Fee. The Production Reserve Fee represents fees paid by TUS for the reservation of production and supply slots, and is payable in five equal annual installments, which do not bear interest unless a payment is missed, and was recorded at a discount of $47.6 million to its $220.0 million principal amount as part of acquisition accounting.

(f)	Reflects pro forma interest income related to the financing component of the acquired long-term prepaid supply contract. The prepaid supply contract was recorded at a discount of $47.5 million as part of acquisition accounting and relates to a six-year supply of polysilicon.

(g)	Reflects pro forma interest expense related to the amortization of the $4.2 million discount for the Senior Secured Credit Facility. This acquired debt was recorded at fair value as part of acquisition accounting. T1 Energy entered into a Credit Agreement Amendment on the Closing Date to which the parties of the Senior Secured Credit Facility consented to waive the change of control that would have otherwise been triggered by the Trina Business Combination, along with certain other amendments.

(h)	Reflects adjustments to pro forma interest expense to eliminate interest expense reflected in TUH’s historical statement of operations related to the $50.0 million intercompany loan between Trina Solar US Holding and the Seller that was repaid upon consummation of the Trina Business Combination.

(i)	Reflects adjustments to pro forma income tax benefit by applying a blended U.S federal and state statutory tax rate of 22.74% to the pro forma adjustments for the periods presented.

(j)	Reflects adjustments to preferred stock dividends related to the Preferred Stock Issuance. Note that the impact of the Preferred Stock, which are redeemable and convertible, would be anti-dilutive to the computation of diluted net loss attributable to common stockholders per share on a pro forma basis.

(k)	Reflects adjustments to T1 Energy’s weighted-average shares of common stock outstanding - basic and diluted for the Share Consideration issued as part of consideration transferred for the Trina Business Combination.

(l)	The Anti-dilution Right would be anti-dilutive to the computation of diluted net loss attributable to common stockholders per share on a pro forma basis. As such, no pro forma adjustment has been recorded within the pro forma statement of operations for the year ended December 31, 2024.